Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
TASTY BAKING COMPANY
at
$4.00 Net Per Share
Pursuant to the Offer to Purchase dated April 21, 2011
by
COMPASS MERGER SUB, INC.
a wholly-owned subsidiary of
Flowers Foods, Inc.

Do not use for signature guarantees

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the Offer to Purchase, dated April 21, 2011 (the “Offer to Purchase”) of Compass Merger Sub, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Flowers Foods, Inc., a Georgia corporation to purchase all outstanding shares of common stock, par value $0.50 (the “Shares”), of Tasty Baking Company, a Pennsylvania corporation, at a price of $4.00 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) enclosed herewith, if certificates for Shares and all other required documents cannot be delivered to Computershare Trust Company, N.A. (the “Depositary”) on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), if the procedure for delivery by book-entry transfer or for the tender of Shares from a book-entry/direct registration account maintained by Tasty Baking Company’s transfer agent cannot be completed on or prior to the Expiration Date, or if time will not permit all required documents to reach the Depositary on or prior to the Expiration Date.

Such form may be delivered by hand or transmitted via facsimile or mailed to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on page 3 must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Compass Merger Sub, Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Flowers Foods, Inc., a Georgia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 21, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

Share Certificate Number(s) (if available):

(Please Type or Print)

If Shares will be delivered by book-entry transfer:	Address(es):

Name of Tendering Institution:

(Including Zip Code)

DTC Participant Number:	Area Code and Telephone Number:

Transaction Code Number:

Date:	Signatures:
, 2011

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby (i) guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Global Market trading days after the date of execution hereof and (ii) with respect to the shares tendered hereby that are held in a DRS Account, guarantees delivery to the Depositary, at one of its addresses set forth above, of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any other documents required by the Letter of Transmittal, all within three NASDAQ Global Market trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, Share Certificate(s) and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:  , 2011

NOTE: DO NOT SEND THE SHARE CERTIFICATE(S) WITH THIS NOTICE OF GUARANTEED DELIVERY. THE SHARE CERTIFICATE(S) ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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